Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 or 16 of the Exchange Act or any rule or regulation thereunder (including any and all amendments thereto) with respect to the common stock, par value $0.0001 per share, of Blade Air Mobility, Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of January 19, 2023.

RB LIFT LLC

By:	/s/ Andrew Lauck
Name:	Andrew Lauck
Title:	President

RB GAZELLE AVIATION LLC

By:	/s/ Gerald Cardinale
Name:	Gerald Cardinale
Title:	Authorized Signatory

RB KP GAZELLE CO-INVEST, LLC

By:	/s/ Gerald Cardinale
Name:	Gerald Cardinale
Title:	Authorized Signatory

RB KP GAZELLE CO-INVEST PA, LLC

By:	/s/ Gerald Cardinale
Name:	Gerald Cardinale
Title:	Authorized Signatory

REDBIRD CAPITAL PARTNERS LLC

By:	/s/ Gerald Cardinale
Name:	Gerald Cardinale
Title:	Authorized Signatory

GERALD CARDINALE

By:	/s/ Gerald Cardinale
Name:	Gerald Cardinale